Exhibit (a)
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                         CERTIFICATE OF INCORPORATION

                                      OF

                          HARRIS & HARRIS GROUP, INC.

         1. The name of the Corporation is Harris & Harris Group, Inc.(1)

         2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.(2)

         3. The office of the Corporation is to be located in the County of New York and State of New York.



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(1) 08/11/88 - Certificate of Amendment of the Certificate of Incorporation
         of The Lexington Group, Inc. Under Section 805 of the Business Corporation Law changed the name of the Corporation from The Lexington Group, Inc. to Harris & Harris Group, Inc., paragraph 3 and 4(a).

04/15/86 - Certificate of Amendment to the Certificate of Incorporation of
         Equine Corporation Under Section 805 of the Business Corporation Law changed the name of the Corporation from Equine Corporation to The Lexington Group, Inc., paragraph 3.

06/18/85 - Certificate of Amendment to the Certificate of Incorporation of
         Sovereign Thoroughbreds, Inc. Under Section 805 of the Business Corporation Law changed the name of the Corporation from Sovereign Thoroughbreds, Inc. to Equine Corporation, paragraph 3.

03/22/82 - Certificate of Amendment to the Certificate of Incorporation of
         Sovereign ThoroughBreeders, Inc. Under Section 805 of the Business Corporation Law changed the name of the Corporation from Sovereign ThoroughBreeders, Inc. to Sovereign Thoroughbreds, Inc., paragraph 3.

08/05/81-Certificate of Incorporation of Sovereign ThoroughBreeders, Inc.
         Under Section 402 of the Business Corporation Law, Article 1. The Corporation was formed under the name of Sovereign ThoroughBreeders, Inc.

(2) 08/03/89 - Certificate of Amendment of the Certificate of
         Incorporation of Harris & Harris Group, Inc. Under Section 805 of the Business Corporation Law, paragraph 4.



         4. The aggregate number of shares which the Corporation shall have authority to issue is 27,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value one cent ($.01) per share, and 2,000,000 shares of Preferred Stock, par value ten cents ($.10) per share.(3) The designations, relative rights, preferences and limitations of the shares of each class shall be as follows: Subject to the provisions hereof the Board of Directors is hereby expressly authorized to divide shares of Preferred Stock into one or more series, to issue the shares of Preferred Stock in such series, and to fix the number of shares to be included in each series, and the designation, relative rights, preferences and limitations of all shares of each series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following matters:

         (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

         (b) the annual dividend rate on the shares of such series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

         (c) the redemption price or prices for shares of such series, if redeemable, and the terms and conditions of such redemption;

         (d) the preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

         (e) the voting rights (including but not limited to, the number of votes per share), if any, of shares of such series in addition to voting rights prescribed by law, and the terms, if any, of such voting rights;

         (f) the rights, if any, of shares of such series to be converted into shares of any other class or series, including Common Stock, and the terms and conditions of such conversion;

         (g) the terms or amount of any sinking fund provided for the purchase or redemption of such series; and

         (h) any other relative rights, preferences and limitations of such series.

The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.(4)


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(3) 04/15/86 - Certificate of Amendment to the Certificate of
         Incorporation of Equine Corporation Under Section 805 of the Business Corporation Law increased the number of Authorized shares of common stock from 10,000,000 to 25,000,000, paragraph 3.

(4) 07/23/84 - Certificate of Amendment to the Certificate of
         Incorporation of Sovereign Thoroughbreds, Inc. Under Section 805 of the Business Corporation Law, paragraph 4.



         5. Each share of Common Stock shall be equal in all respects to every other share of Common Stock.(5)

         6. No shareholder of the Corporation shall have preemptive or preferential rights to any shares of any class of stock of the Corporation or obligations convertible into stock of the Corporation whether now or hereafter authorized.(6)

         7. The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                  One Rockefeller Plaza
                  Suite 1430
                  New York, New York 10020(7)
                  Attention:  The Chairman of the Board of Directors(8)

         8. Each person who at any time is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the New York Business Corporation Law as it may be amended or interpreted from time to time, including the advancing of expenses, subject to any limitations imposed by the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder. Furthermore, to the fullest extent permitted by New York law, as it may be amended or interpreted from time to time, subject to the limitations imposed by the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for any act or failure to act in any capacity for which such person would be entitled to indemnification hereunder. No amendment of the Certificate of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a director or officer of the Corporation under this
Article in respect of any act or omission that occurred prior to such amendment or repeal.(9)


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(5) 11 /02/89 - Certificate of Correction of the Restated Certificate of
         Amendment of Harris & Harris Group, Inc. Under Section 105 of the Business Corporation Law, paragraph 4(b). With the insertion of
         Article 5, the former Articles 5 and 6 of the Certificate of Incorporation are renumbered Articles 6 and 7.

(6) 11/02/89 - Certificate of Correction of the Restated Certificate of Incorporation of Harris & Harris Group, Inc. Under Section 105 of the Business Corporation Law, paragraph 4(b). Articles 6 and 7 of the Corporation's Certificate of Incorporation, as restated in numbered paragraph 3 of the Restated Certificate of Incorporation, are renumbered as Articles 7 and 8.

(7) 12/27/95- Certificate of Change of Harris & Harris Group, Inc. Under
         Section 805-A of the Business Corporation Law, paragraph 3.

(8) 08/04/89 - Restated Certificate of Incorporation of Harris & Harris Group, Inc. Under Section 807 of the Business Corporation Law, paragraph 3.

11/02/89 - Certificate of Correction of the Restated Certificate of
         Incorporation of Harris & Harris Group, Inc. Under Section 105 of the Business Corporation Law. Corrects the Restated Certificate of Incorporation by designating the referenced Article 6 as Article 7 of the Certificate of Incorporation, paragraph 3.

(9) 04/23/93 - Certificate of Amendment of Incorporation of Harris &
         Harris Group, Inc. Under Section 805 of the Business Corporation Law, paragraph 3(b).

IN WITNESS WHEREOF, we have made and signed this certificate this 14th day of November, A.D. 1996 and we affirm the statements contained therein as true under penalties of perjury.

                                          /s/ Robert B. Schulz
                                          ------------------------------------
                                          Robert B. Schulz, President


                                          /s/ Rachel M. Pernia
                                          -------------------------------------
                                          Rachel M. Pernia, Corporate Secretary